EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into by and between INTERNATIONAL FUEL TECHNOLOGY, INC., a Nevada corporation (the "Company"), and GARY S. HIRSTEIN (the "Employee"), and is dated as of the fourth day of April, 2005.

RECITALS

WHEREAS, the Chief Executive Officer ("CEO") of Company, in consultation with the Board of Directors, has determined that it is in the best interest of the Company and its shareholders to employ the Employee in the position set forth below, and the Employee desires to serve in that capacity, and;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

1. Employment Period. The Company shall employ the Employee, and the Employee shall serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on April 1, 2005 and ending on March 31, 2008 ("Employment Period")

2. Position and Duties.

(a) The Employee shall serve as Executive Vice President and Chief Financial Officer of the Company, reporting to the Chief Executive Officer, with such duties, responsibilities and authorities as are customarily assigned to such position, and such other duties and responsibilities not inconsistent therewith as may be assigned to her from time to time by the CEO of the Company.

(b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote his full-time efforts to the business and affairs of the Company and use his best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Employee to (i) serve on corporate, civic or charitable boards or committees or (ii) deliver lectures or fulfill speaking engagements so long as such activities do not interfere with the performance of his responsibilities as an employee of the Company in accordance with this Agreement or violate the provisions of Section 7 of this Agreement.

(c) Employee's responsibilities shall include, but not be limited to, the following: (i) within the first twelve months of employment, preparation of a comprehensive plan for compensation and benefits for executive employees, such plan to be presented to the Executive Compensation Committee of Company's Board of Directors; and (ii) within the first sixty (60) days of employment, preparation of a business plan for the Company, with mutually agreed upon milestones for its implementation.

(d) Subject to the other terms and conditions of this Agreement, within the initial six (6) months of Employee's employment, he will be a nominee to the Company's Board of Directors.

3. Compensation.

(a) Base Salary. During the Employment Period the Employee shall receive an annual base salary (the "Annual Base Salary") at the rate of One Hundred and Seventy-Five Thousand Dollars ($175,000.00), such base salary to be reviewed annually during the Employment Period concomitant with a review of the performance of Employee. The Annual Base Salary shall be payable monthly on or about the tenth of the month by wire transfer to an account designated by Employee to Company.

(b) Stock Options. The Employee shall receive options to purchase shares in the Company in accordance with the attached Stock Option Agreement, a copy of which is attached hereto and incorporated herein by reference.

(c) Other Benefits. During the Employment Period: (i) the Employee and his family shall be entitled to participate in all benefit programs of the Company, including, but not limited to, health and dental insurance coverage or reimbursement of the Employee's reasonable cost to maintain same to be added to the Annual Base Salary; and (ii) the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company, including, but not limited to any comprehensive dental plan, retirement plans and profit sharing programs the Company may provide to any other employees from time to time.

(d) Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in carrying out the Employee's duties under this Agreement, including all reasonable commuting and living costs while in St. Louis, until such time that the location of Employee's office is agreed and decided by all parties, provided that the Employee complies with the policies, practices and procedures of the Company for submission of expense reports, receipts and similar documentation of such expenses.

(e) Fringe Benefits. During each year of the Employment Period commencing on the date of the Agreement, the Employee shall be entitled to 25 paid days of vacation and other fringe benefits, in each case, on such terms and conditions as are determined by the Board of Directors of the Company.

4. Termination of Employment.

(a) Probationary Period. Either Company or Employee may terminate the Agreement at any time within ten (10) days after the expiration of the first ninety (90) days of the Agreement ("Probationary Period") by giving written notice to the other party. If termination is by the Company, then upon the giving of such notice, Employee shall be paid any accrued salary for the pay period in which the notice is proffered, plus a lump sum payment of $49,315, less applicable withholdings and deductions.

(b) Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. The Company shall be entitled to terminate the Employee's employment because of the Employee's Disability during the Employment Period. "Disability" means that (i) the Employee has been unable, for a period of 180 days to perform the Employee's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Employee or the Employee's guardian or legal representative, has determined that the Employee's incapacity is total and permanent. A termination of the Employee's employment by the Company for Disability shall be communicated to the Employee by written notice, and shall be effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), unless the Employee is able to, and does, return to full-time performance of the Employee's duties before the Disability Effective Date.

(c) By the Company.

(i) The Company may terminate the Employee's employment during the Employment Period for Cause or without Cause. For the purposes of the Agreement, "Cause" shall mean:

A. any fraud, embezzlement or other dishonesty of the Employee that materially and adversely affects the Company's business or reputation; or

B. the Employee's conviction for a felony or entering into a plea of nolo contendere with respect to a felony; or

C. disclosure to any party outside the Company any of the Confidential Information as hereinafter defined; or

D. the determination by a medical expert that Employee has an addiction to alcohol, controlled or prescription medications or illegal drugs: or

E. the refusal by Employee to perform his material duties and obligations hereunder; or Employee's willful and intentional misconduct in the performance of his material duties and obligations.

(ii) A termination of employment by the Company for Cause shall be effectuated by giving the Employee written notice ("Notice of Termination for Cause") of the termination. Termination of employment by the Company for Cause shall be effective on the date when the Notice of Termination for Cause is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the notice is given).

(iii) A termination of the Employee's employment by the Company without Cause shall be effected by giving the Employee written notice of the termination, and Employee shall be paid accrued salary for the pay period in which the notice is given.

(d) By the Employee.

(i) The Employee may terminate employment in the event of a Good Cause Shown. "Good Cause Shown" means:

A. the assignment to the Employee of any duties inconsistent in any respect with paragraph (a) of Section 2 of the Agreement, other than actions that are not taken in bad faith and are remedied by the Company within fifteen (15) days after receipt of notice thereof from the Employee;

B. any failure by the Company to comply with any provision of Section 3 of this Agreement, other than failures that are not taken in bad faith and are remedied by the Company within fifteen (15) days after receipt of notice thereof from the Employee; or

C. the occurrence of a Non-Negotiated Change in Control of the Company. For purposes of this Agreement, "Non-Negotiated Change in Control" shall mean any one or more of the following occurrences:

(I) Any individual, corporation (other than the Company, any trustees or other beneficiary holding securities under any employee benefit plan of the Company, or any Company owned, directly or indirectly, by the Stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company possessing more than one-half (1/2) of the voting power for the election of directors of the Company;

(II) There shall be consummated any consolidation, merger, or other business combination involving the Company or the securities of the Company in which holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the entity surviving such transaction) having less than one-half (1/2) of the total voting power in an election of directors of the Company (or such other surviving corporation); or

(III) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company.

(ii) A termination of employment by the Employee for Good Cause Shown shall be effectuated by giving the Company written notice ("Notice of Termination for Good Cause Shown") of the termination, setting forth the conduct of the Company that constitutes Good Cause Shown. Absent a remedy or cure by Company within applicable time frames, a termination of employment by the Employee for Good Cause Shown shall be effective on the fifth business day following the date when the Notice of Termination for Good Cause Shown is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the notice is given).

(iii) A termination of the Employee's employment by the Employee without Good Cause Shown shall be effected by giving the Company written notice of the termination at least sixty (60) days prior to the termination date.

(d) No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Cause Shown shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

(e) Date of Termination. The "Date of Termination" means (i) March 31, 2008; (ii) the date of the Employee's death; (iii) the Disability Effective Date; (iv) the date on which the termination of the Employee's employment by the Company for Cause or by the Employee for Good Cause Shown is effective; (v) the date on which the Company gives the Employee notice of a termination of employment without Cause, or; (vi) 60 days after the Employee gives the Company notice of a termination of employment without Good Cause Shown, as the case may be.

5. Obligations of the Company upon Termination.

(a) Other Than for Cause, Death or Disability. If, during the Employment Period, the Company terminates the Employee's employment, other than during the Probationary Period, or other than for Cause, Death or Disability, or the Employee terminates his employment for Good Cause Shown, the Company shall (i) pay the Employee's accrued but unpaid portion of the Annual Base Salary (the "Accrued Obligations") to the Employee in a lump sum in cash within thirty (30) days after the Date of Termination, and (ii) continue to pay the Annual Base Salary for the remainder of the Employment Period. The payments provided pursuant to this paragraph (a) of Section 5 are intended as liquidated damages for a termination of the Employee's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Employee's employment by the Employee for Good Cause Shown, and shall be the sole and exclusive remedy therefore.

(b) Death or Disability. If the Employee's employment is terminated by reason of the Employee's death or Disability during the Employment Period, the Company shall pay the Accrued Obligations to the Employee or the Employee's estate or legal representative, as applicable, in a lump sum in cash within thirty (30) days after the Date of Termination. In addition, if the Employee's employment is terminated by reason of Disability, the Company will continue to pay to Employee until the earlier of: (i) expiration of the Employment Period, (iii) for the six (6) months after a determination of disability has been made or (ii) the date of Employee's death, the Annual Base Salary, less any amounts received by Employee under any disability insurance coverage maintained for Employee by the Company.

(c) Cause; Other than for Good Cause Shown. If the Employee's employment is terminated by the Company for Cause during the Employment Period, or if the Employee terminates his employment during the Employment Period other than for Good Cause Shown, the Company shall pay Employee the salary accrued for the pay period in which the termination occurs, unless termination is for Cause and the cause involves fraud, embezzlement or disclosure of Confidential Information as hereinafter defined, in which case Company shall not be liable for any payments to Employee.

6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Employee may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Employee is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

7. Confidential Information. During his Term of Employment, the Company will disclose to the Employee and Employee shall have access to confidential, proprietary commercial, business and/or technical information relating to the Company's technology, know-how, data, formulae, processes, designs, studies, findings, inventions, ideas, chemical information, production information and cost information ("Confidential Information"). The Employee shall not communicate, divulge or disseminate Confidential Information in full or partially in any manner, medium, shape or form at any time during the Employee's employment with the Company except with the prior written consent of the Company at the Company's sole and absolute discretion or as otherwise required by law or legal process. This provision shall forever survive the termination of employment of Employee for any reason whatsoever.

8. Covenant Against Competition. During the Term of Employment with the Company and for a period of two (2) years following (i) Employee terminating his employment other than for Good Cause Shown, or (ii) Company terminating his employment with Cause, Employee will not, directly or indirectly, own, manage, operate, control, be employed by, perform services for, consult with, solicit business for, participate in, or be connected with the ownership, management, operation, or control of any business which uses surfactant chemical technology as an additive for fuels or lubes to improve efficiency or performance and/or reduce emissions.

9. Covenant Against Solicitation. During the Term of Employment with the Company and for a period of one (1) year from the Employee's Termination of Employment from the Company for any reason whatsoever, Employee will not, directly or indirectly, solicit other employees of the Company for employment with, consultants to or agents of any business which performs services or sells products materially similar to or competitive with those provided and sold by the Company.

10. No Mitigation. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Employee obtains other employment.

11. Successors.

(a) This Agreement is personal to the Employee and, without the prior written consent of the Company at the sole and absolute discretion of the Company, shall not be assignable by the Employee.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

    Miscellaneous.

      Arbitration: Any dispute, controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration. Any arbitration shall be concluded under the Commercial Rules of the American Arbitration Association (AAA") and judgement upon the award rendered by the arbitrator shall be final and binding and may be enforced before any court having jurisdiction. The AAA shall not be involved in the arbitration in any manner.

The parties shall mutually agree upon an arbitrator. In the event the parties are unable to agree, then each party shall appoint an arbitrator of their choosing within five (5) days and the two arbitrators shall appoint the arbitrator within ten (10) days. Such arbitrator shall arbitrate the case no less than sixty (60) days after the failure of a mediation, if any, or the appointment of the arbitrator. Such arbitrator shall be self administered and conducted on an ad hoc basis.

The arbitration shall take place at a mutually agreed upon time in St. Louis, Missouri, at the office of the arbitrator or a location designated by the arbitrator, and shall be governed by the laws of the State of Missouri.

The arbitrator shall be required to render an award in writing within thirty (30) days after the close of the hearing or the post hearing briefs' due date, should either party request to file a post hearing brief, and shall state the reasons for reaching that award.

In all matters submitted to arbitration, each party shall bear the entire cost and expense of its own witnesses and representation. The expenses of the arbitrator and all other expenses of arbitration shall be shared equally. The arbitrator shall award fees and expenses to the prevailing party, where appropriate.

Notwithstanding anything in this Agreement to the contrary, the Company and Employee shall be entitled to seek injunctive or similar equitable relief in any court of competent jurisdiction in order to enforce Company's and Employee's obligations hereunder.

(b) The formation, construction, and performance of this Agreement shall be construed in accordance with the laws of the United States of America, State of Missouri and any action or proceeding brought in connection with the enforcement of the terms hereof shall be brought exclusively in Saint Louis County, Missouri or the U.S. District Court for the Eastern District of Missouri. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(c) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party, by overnight courier with addressee signature required or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Employee:

Gary S. Hirstein

10 East Wedgemere Circle

The Woodlands, TX 77381

If to the Company:

International Fuel Technology, Inc.

Attention: Mr. Michael F. Obertop

7777 Bonhomme, Suite 1920

St. Louis, Missouri 63105

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 12. Notices and communications shall be effective when actually received by the addressee.

(d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

(e) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

(f) The failure of the Employee or the Company to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

(g) The Employee and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

(h) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and which together shall constitute one instrument.

IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

\s\ Gary S. Hirstein

GARY S. HIRSTEIN

INTERNATIONAL FUEL TECHNOLOGY, INC.

By:\s\ Jonathan R. Burst

Name: Jonathan R. Burst

Title: President and Chief Executive Officer

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT dated April 4, 2005, is between International Fuel Technology, Inc. (the "Company"), a Nevada corporation, and Gary S. Hirstein, an employee of the Company (the "Optionee"). By signing this Stock Option Agreement, the Optionee and the Company agree that any and all previous stock option agreements between the Optionee and the Company are null and void.

In consideration of the foregoing and of the mutual undertakings set forth in this Stock Option Agreement, the Company and the Optionee agree as follows:

  Grant of Option

  The Company hereby grants (the "Grant") to the Optionee an option to purchase 1,375,099 shares of Common Stock of the Company at a purchase price per share according to the below schedule (herein called "Option") pursuant to the Company's Stock Option Plan (the "Plan"). The Optionee and the Company agree that in order for the Option Grant to be legally binding, both the optionee and the Company must sign this Stock Option Agreement.

  Exercisability:

    The Option shall vest and become exercise as follows:

    458,367 shares at an exercise price of $2.23 vesting on April 3, 2006

    458,366 shares at an exercise price of $2.23 vesting on April 3, 2007

    458,366 shares at an exercise price of $2.23 vesting on April 3, 2008

    The Option may be partially exercised from time to time within the limitations on exercisability set forth in Section 2.1.

    Subject to Section 4, the Option shall expire and cease to be exercisable on December 31, 2009.

  Method of Exercise

  The Option or any part thereof may be exercised by (i) Optionee giving written notice to the Company, which notice shall state the election to exercise the Option and the number of whole shares of Common Stock with respect to which the Option is being exercised and (ii) Optionee providing the Company with full payment for the aggregate exercise price for the shares being purchased. The Optionee may also exercise any part of the Option in a cashless transaction with a registered broker-dealer acting on behalf of the Optionee.

  Termination of Option

    If the Optionee ceases to be an employee or consultant of the Company due to termination by Company for Cause or by Employee without Good Cause Shown as described in the Employment Agreement, all non-vested Options will automatically expire. If termination of employment is not due to Cause or without Good Cause Shown, all Options vest immediately. All vested Options may be exercised by the Optionee to the full extent that the Optionee was entitled to exercise the Option on the day immediately prior to such cessation.

    References herein to an individual's "employment" shall include any and all periods during which such individual (a) is a common law employee of the Company, or (b) serves as an officer or director of or consultant to the Company, but is not otherwise a common law employee of the Company. The Optionee shall be deemed to have terminated employment when the Optionee completely ceases to be employed (within the meaning of the preceding sentence) by the Company. The Board of Directors of the Company may in its discretion determine (a) whether any leave of absence constitutes a termination of employment within the meaning of this Agreement, and (b) the impact, if any, of any such leave of absence on the Option granted under this Agreement.

  Non-assignability

  No right granted to the Optionee under the Plan or this Agreement shall be assignable or transferable (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. During the life of the Optionee, all rights granted to the Optionee under the Plan or under this Agreement shall be exercisable only by the Optionee.

  Withholding Taxes

  Whenever under the Plan shares of Common Stock are to be delivered upon exercise of the Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

  Adjustments on Changes in Capitalization

  In the event of any increase or decrease, after the date of this Agreement, in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend, or other increase or decrease in such shares affected without receipt of consideration by the Company, the number of shares subject to the Option and the purchase price set forth in Section 2.1 shall be proportionately adjusted, provided, however, that any Option to purchase fractional shares resulting from any such adjustment shall be eliminated.

  Change of Control

  In the event that the Company undergoes a Change of Control, then all outstanding Options will vest immediately and be exerciseable for a period of one year from the date upon which the Change of Control occurs.

  For all purposes under the Plan, "Change of Control" shall mean (i) a merger or consolidation of the Corporation with or into another entity, or the exchange of securities (other than a merger or consolidation) by the holders of the voting securities of the Corporation and the holders of voting securities of any other entity, in which the shareholders of the Corporation immediately before the transaction do not own 50% or more of the combined voting power of the voting securities of the surviving entity or its parent immediately after the transaction; (ii) a dissolution of the Corporation; (iii) a transfer of all or substantially all of the assets of the Corporation in one transaction or a series of transactions occurring within a twelve month period to a "Person" or "Group" (as defined below); (iv) a transaction or a series of transactions occurring in which a Person or Group becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities; or (v) a majority of the members of the Corporation's Board is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the Corporation's Board prior to the date of the appointment or election; provided, however, that a "Change of Control" shall not be deemed to have occurred if the ownership of 50% or more of the combined voting power of the surviving corporation, asset transferee, or Corporation (as the case may be), after giving effect to the transaction or series of transactions, is directly or indirectly held by (A) a trustee or other fiduciary under an employee benefit plan maintained by the Corporation or any Subsidiary, (B) one or more of the "executive officers" of the Corporation that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control, or (C) one or more members of "senior management" as designated by the Chief Executive Officer from time to time, that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control. As used herein, "Person" and "Group" shall have the meanings set forth in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended ("1934 Act"), and "executive officer" shall have the meaning set forth in Rule 3b-7 promulgated under the 1934 Act. "Group" shall further be determined by the Plan Administrator to constitute "more than one person acting as a group."

  Right of Discharge Reserved

  Nothing in the Plan or in this Agreement shall confer upon the Optionee the right to continue in the employment, or service of the Company, or affect any right which the Company may have to terminate the employment or service of the Optionee.

  No Rights as a Stockholder

  The Optionee shall not have any rights as a stockholder with respect to any shares subject to the Option until the date of the issuance of a stock certificate to him or her for such shares. Except for adjustments made pursuant to Section 7, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or oilier property) for which the record date is prior to the date such stock certificate is issued.

  Definition of Common Stock

  The terms "Common Stock" as used in this Agreement means the shares of voting common stock of the Company, par value $.01 per share, as constituted on the date of this Agreement and any other shares into which such common stock shall thereafter be changed by reason of recapitalization, merger, consolidation, split -up, combination, exchange of shares or the like.

  Section Headings

  The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

  Notices

  Any notice to be given to the Company or the Committee hereunder shall be in writing and shall be addressed to the Company at 7777 Bonhomme Avenue, Suite 1920, St. Louis, Missouri 63105, or at such other address as the Company may hereafter designate to the Optionee by notice as provided herein. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath her signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive the same.

  Successors and Assigns

  This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company, the heirs and personal representatives of the Optionee.

  Other Payments Or Awards

Nothing contained in this Agreement shall be deemed in any way to limit or restrict the Company from making any award or payment to the Optionee under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

SECTION 16. Modification Of Agreement

At any time and from time to time the Company may modify, extend or renew the Option; provided that no such modification, extension or renewal may (i) impair the Optionee's rights under the Option in any respect (without the Optionee's consent) or (ii) conflict with applicable rules under the Securities Act of 1934.

SECTION 17. Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Missouri without regard to the conflict of laws provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INTERNATIONAL FUEL TECHNOLOGY, INC.

\s\ Jonathan R. Burst

OPTIONEE

\s\ Gary S. Hirstein
Gary S. Hirstein